EXHIBIT 4.1

First Supplemental Indenture
among
National Grid plc
as Issuer,
and
The Bank of New York,
as Trustee and Paying Agent
July 24, 2006
$1,000,000,000
6.30% Notes due 2016

i

     This First Supplemental Indenture, dated as of July 24, 2006, among National Grid plc, a company incorporated under the laws of the England and Wales (the “Issuer”) and The Bank of New York, a New York banking association organized and existing under the laws of New York, acting through its London Branch, as trustee (the “Trustee”, which term includes any successor Trustee) and paying agent (the “Paying Agent”, which term includes any successor Paying Agent).
     Whereas, the Issuer has heretofore entered into an Indenture, dated as of July 3, 2006 (as amended and supplemented, the “Original Indenture”), with the Trustee;
     Whereas, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;
     Whereas, the Issuer proposes to create a new series of Securities under the Indenture;
     Whereas, the Issuer hereby resolves to issue the Designated Securities (as this term is defined in Section 2.1 below) in an aggregate principal amount of $1,000,000,000 and with the terms and conditions referred to in this Supplemental Indenture; and
     Whereas, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, have been done;
     Now, therefore, for and in consideration of the premises and the purchases of the Designated Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Designated Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     SECTION 1.1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
(e) all terms used but not defined in this Supplemental Indenture, which are defined in the Original Indenture, shall have the meanings assigned to them in the Original Indenture.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, or the city of London, England are authorized or required by law or executive order to close.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Designated Securities.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Depository” means The Depository Trust Company and its successors.
     “Designated Securities” has the meaning ascribed in Section 2.1.
     “Interest Payment Date” has the meaning ascribed in Section 2.4(b).
     “Issuer ” means the Person named as “Issuer” in the first paragraph of this Supplemental Indenture.
     “Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this Supplemental Indenture.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.
     “Redemption Date” has the meaning ascribed in Section 2.11(d).

     “Redemption Price” has the meaning ascribed in Section 2.11(d).
     “Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates and their respective successors; provided, however, that if the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by the Issuer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.
     “Regular Record Date” means, with respect to the applicable Interest Payment Date, the close of business on the preceding January 15 or July 15, as the case may be.
     “Stated Maturity” means August 1, 2016.
     “Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended in accordance with the terms of the Indenture.
     “Trustee” means the Person named as “Trustee” in the first paragraph of this Supplemental Indenture.
     SECTION 1.2. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.
     SECTION 1.3. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 1.4. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.
     SECTION 1.5. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 1.6. Benefits of Supplemental Indenture. Nothing in the Indenture or the Designated Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Designated Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.
     SECTION 1.7. Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this Supplemental Indenture and the Designated Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 1.8. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 1.9. Recitals by the Issuer. The recitals in this Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Designated Securities and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.
     SECTION 1.10. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
ARTICLE 2
Designated Securities
     SECTION 2.1. Creation of Designated Securities. There is hereby created a new series of Securities to be issued under the Indenture, to be designated as 6.30% Notes due 2016 (the “Designated Securities”).
     SECTION 2.2. Limitation on Aggregate Principal Amount of Designated Securities. The aggregate principal amount of the Designated Securities shall initially be limited to $1,000,000,000 (except for Designated Securities represented by any Security certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Designated Securities pursuant to Section 3.6, 3.7, 3.10 or 10.6 of the Original Indenture and except for any Designated Securities which, pursuant to Section 3.3 of the Original Indenture, are deemed never to have been authenticated and delivered under the Indenture). The Issuer may from time to time, without the consent of the Holders of Designated Securities, create and issue further securities having the same terms and conditions as the previously issued Designated Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the Outstanding Designated Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under Treasury Regulations Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986, as amended.
     SECTION 2.3. Payment of Principal. The principal of the Outstanding Designated Securities shall be due and payable at the Stated Maturity.
     SECTION 2.4. Interest and Interest Rate.
(a) The Designated Securities will bear interest from July 24, 2006 or from the most recent date through which the Issuer has paid or provided for interest on the Designated Securities at an annual rate of 6.30%
(b) The Issuer will pay interest on the Designated Securities semi-annually on each February 1 and August 1 of each year, beginning on February 1, 2007 until the Maturity, and at Maturity (each an “Interest Payment Date”).
(c) Interest on the Designated Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Designated Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.
(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including the issue date of the Designated Securities and ending on and excluding the first Interest Payment Date.
(e) If any Interest Payment Date would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.
(f) If the Maturity of any Designated Security is not a Business Day, payment of principal and interest on the applicable Designated Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Maturity.
(g) Interest on each Designated Security will be paid only to the Person in whose name such Designated Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

     SECTION 2.5. Paying Agent.
(a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Designated Securities.
(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Designated Securities.
(c) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:
(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) properly incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or reasonable expenses (including the costs and expenses of defending against any claim of liability) properly incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any action taken or omitted by it in good faith in reliance upon written instructions from the Issuer. The provisions of this paragraph shall survive the termination of this Supplemental Indenture.
(ii) In acting under the Indenture and in connection with the Designated Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of the Designated Securities.
(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Designated Securities resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(iv) The duties and obligations of the Paying Agent shall be determined solely by the express provisions of the Indenture, and the Paying Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Paying Agent.
(v) Unless herein otherwise specifically provided, any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed).
(vi) The Paying Agent may, upon obtaining the prior written consent of the Issuer (which consent shall not be unreasonably withheld) perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
(d)	(i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective (such date shall not be earlier than 60 days after the receipt of such instrument, unless otherwise agreed by the parties), subject to (if such Paying Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 2.1(d)(i), such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, and the acceptance thereof, of a successor Paying Agent. If within 30 days after notice of resignation or removal has been received, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent at the Issuer's cost as per Section 2.5(c)(i) herein. A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable and properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder.
(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.
(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in New York, New York, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.
(iv) Any notice required to be given by the Paying Agent to any other Person hereunder shall be given in accordance with Section 13.5 of the Original Indenture. Any notice to be given to the Paying Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communications by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Paying Agent shall have notified the others in writing): Corporate Trust Administration, The Bank of New York, Corporate Trust Services, One Canada Square, London E14 5AL, England. Any notice hereunder given by telephone or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.
     SECTION 2.6. Place of Payment. The place or places where, subject to the provisions of Section 4.2 of the Original Indenture, the principal of, and any premium and interest on, and any Additional Amounts in respect of, the Designated Securities shall be payable, Security certificates representing the Designated Securities may be surrendered for exchange or conversion of the Designated Securities represented thereby and notices and demands to or upon the Issuer in respect of the Designated Securities and this Indenture may be served shall be the Corporate Trust Office of the Trustee, or at the Trustee’s offices at 101 Barclay Street, New York, NY 10286, United States.
     SECTION 2.7. Denominations. The Designated Securities may be issued in denominations of $1,000 and integral multiples of $1,000.
     SECTION 2.8. Security Certificates.
(a) The Designated Securities shall initially be represented by one or more Global Securities substantially in the form of Exhibit A, which shall be deposited with a custodian for the Depository and the Designated Securities represented thereby will be registered in the name of a nominee of the Depository, for the accounts of participants in the Depository.
(b) Designated Securities represented by a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository, to the Depository by a nominee of the Depositary, or by a nominee to another nominee of such Depository or, in either case, to a successor Depository selected or approved by the Issuer or to a nominee of such successor Depository.
(c) Beneficial interests in any Designated Securities represented by a Global Security will be exchangeable for Designated Securities represented by definitive Securities only if: (i) the Depository notifies the Issuer that it is unwilling or unable to continue to act as Depository or that it is no longer registered in good standing under the Exchange Act or other applicable statute or regulation and, in either case, a successor Depository is not appointed by the Issuer within 120 days after the date of such notice from the Depository or (ii) the Issuer notifies the Trustee in writing that it has determined in its sole discretion that the Designated Securities shall no longer be represented by a Global Security.
(d) Upon the occurrence of any of the events specified in (i) or (ii) of (c) above, Designated Securities represented by definitive Securities shall be (i) delivered by the Trustee in exchange for beneficial interest in Designated Securities represented by Global Securities and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.
     SECTION 2.9. Defeasance and Covenant Defeasance. The provisions of Section 12.2 of the Original Indenture will apply to the Designated Securities.
     SECTION 2.10. Additional Amounts. The provisions of Section 4.4 of the Original Indenture will apply to the Designated Securities.
     SECTION 2.11. Redemption.

(a) Redemption at the Option of the Issuer. The provisions of Article 14 of the Original Indenture will apply to the Designated Securities.
(b) Redemption at the Option of the Holders. The provisions of Article 15 of the Original Indenture will apply to the Designated Securities.
(c) Redemption for Tax Purposes. The provisions of Section 4.5 of the Original Indenture will apply to the Designated Securities.
(d) The “Redemption Price” means (a) with respect to any Designated Securities to be redeemed other than pursuant to Article 15 or Section 4.5 of the Original Indenture, an amount equal to the greater of (i) 100% of the principal amount of the Designated Securities, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points plus, in each case, accrued interest thereon to the Redemption Date; and (b) with respect to any Designated Securities to be redeemed pursuant to Section 4.5, an amount equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the Redemption Date. The “Redemption Date” of any Designated Securities to be redeemed will be any Business Day fixed by the Issuer for redemption of such Designated Securities and specified in the applicable notice of redemption provided by the Issuer to the Trustee pursuant to Section 14.2 or Section 4.5, as the case may be, of the Original Indenture.

     In witness whereof, each of the parties hereto has caused this Supplemental Indenture to be duly executed on its behalf as of the date first above written.

National Grid plc, as Issuer
By:
Name:
Title:

The Bank of New York, as Trustee and Paying Agent
By:
Name:
Title:

EXHIBIT A
Form of Security Certificate Representing Designated Securities
National Grid plc
6.30% Notes due 2016

No. [_____]	CUSIP No. 636274AC6
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY, OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     National Grid plc., a company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $1,000,000,000 on August 1, 2016 and to pay interest thereon from July 24, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2007 at the rate of 6.30% per annum until Maturity, and at Maturity.
     Interest will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Designated Securities (as defined herein) for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including July 24, 2006 and ending on and including January 31, 2007. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Maturity of the Designated Securities is not a Business Day, payment of principal and interest on the Designated Securities will be made on the next succeeding day that is a Business Day and no interest will accrue for the period from and after the Maturity.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Designated Securities represented hereby (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the January 15 or July 15, as the case may be, prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Designated Securities represented hereby (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by or on behalf of the Company, notice whereof shall be given to Holders of Designated Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Designated Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     The Bank of New York shall initially act as Trustee and as Paying Agent with respect to the Designated Securities.
     Reference is hereby made to the further provisions of the Designated Securities set forth on the reverse of this Security Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, the Designated Securities represented by this Security Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In witness whereof, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:	National Grid plc
By:
Name:
Title:

[SEAL]	National Grid plc
By:
Name:
Title:

Certificate of Authentication
     This is one of the Security Certificates representing the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York, as Trustee
By:
Authorized Officer

Reverse of Security Certificate
     This Security Certificate is one of the Security Certificates representing a duly authorized issue of 6.30% Notes due 2016 (the “Designated Securities”), issued under an Indenture, dated as of July 3, 2006 (as amended and supplemented the “Original Indenture”), among the Issuer and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented with respect to the Designated Securities by the First Supplemental Indenture, dated as of July 24, 2006, among the Issuer and The Bank of New York, as Trustee and Paying Agent (collectively with the Original Indenture, as supplemented, the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Designated Securities and of the terms upon which each Security Certificate representing the Designated Securities is, and is to be, authenticated and delivered.
     The Designated Securities will be redeemable, in whole or in part, at the option of the Issuer at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Designated Securities, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points plus, in each case, accrued interest thereon to the Redemption Date.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Designated Securities.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.
     “Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates and their respective successors; provided, however, that if the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by the Issuer.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.
     The Indenture contains provisions for redemption of the Designated Securities at the option of the Holders following a Restructuring Event.
     The Indenture contains provisions for redemption of the Designated Securities for tax purposes in whole but not in part at the option of the Issuer.
     The Indenture contains provisions for the payment of Additional Amounts, payable in the manner and subject to the conditions provided in the Indenture.
     If an Event of Default with respect to the Designated Securities shall occur and be continuing, principal of and accrued but unpaid interest on the Designated Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Designated Securities represented by this Security Certificate shall be conclusive and binding upon such Holder and upon all future Holders of the Designated Securities represented by this Security Certificate and of the Designated Securities represented by any Security Certificate issued upon the registration of transfer of the Designated Securities represented by this Security Certificate or in exchange thereof or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security Certificate.
     No reference herein to the Indenture and no provision of the Designated Securities or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium on any overdue interest, on the Designated Securities at the rate or rates herein prescribed.
     As provided in the Indenture, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Designated Securities and of transfers of Designated Securities.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith other than as set forth in the Indenture.
     Prior to due presentment of this Security Certificate for registration of transfer of any Security represented hereby, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8 of the Original Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.
     Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture and the Designated Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Security Certificate which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.